Exhibit 99.1

March 27, 2026	510 Burrard Street, 3rd Floor
Vancouver BC, V6C 3B9
www.computershare.com

To:	All Canadian Securities Regulatory Authorities
NASDAQ Exchange

Subject: NEXMETALS MINING CORP.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	April 22, 2026
Record Date for Voting (if applicable) :	April 22, 2026
Beneficial Ownership Determination Date :	April 22, 2026
Meeting Date :	May 27, 2026
Meeting Location (if available) :	Virtual Meeting
Issuer sending proxy related materials directly to NOBO :	No
Issuer paying for delivery to OBO :	No

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	65346E204	CA65346E2042

Sincerely,

Computershare

Agent for NEXMETALS MINING CORP.